EXHIBIT 10.17.0

INDEMNIFICATION AGREEMENT

AGREEMENT dated as of                     , 20     (this “Agreement”), by and between GrafTech International Ltd., a Delaware corporation (the “Corporation”), and              (the “Indemnitee”).

WITNESSETH:

WHEREAS, it is in the best interests of the Corporation and its stockholders to retain and attract as directors and officers the most capable persons available; and

WHEREAS, the Indemnitee serves, or is expected to serve, as a director or officer of the Corporation, or both; and

WHEREAS, the Corporation and the Indemnitee recognize that there is a material risk of claims being asserted against directors and officers of public companies, including claims without merit and claims asserting personal liability solely by reason of service as such; and

WHEREAS, protection against undue risk of personal liability of directors and officers is currently provided through certain insurance coverage, but no assurance can be given that such insurance will be able to be maintained at reasonable cost or that such insurance coverage will be sufficient; and

WHEREAS, the certificate of incorporation or by-laws of the Corporation, or both, generally require the Corporation to indemnify and advance expenses to directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “Law”), but no assurance can be given that such requirement will not be changed in the future; and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it would be in the best interests of the Corporation and its stockholders to assure its directors and officers that protection against undue risk of personal liability will be available in the future; and

WHEREAS, the Indemnitee is willing to serve as a director or officer, or both, of the Corporation in part in reliance on such assurance;

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Corporation and the Indemnitee (collectively, the “Parties” and, sometimes individually, a “Party”), intending to be legally bound, hereby agree as follows:

1. Certain Definitions. The following terms shall have the meanings indicated below:

A “Change in Control” shall be deemed to occur upon the occurrence of any of the following events or circumstances:

(A) any “person” or group within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) becomes the beneficial owner of 15% or more of the then outstanding common stock of the Corporation or 15% or more of the then outstanding voting securities of the Corporation;

(B) any “person” or group within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act acquires, by proxy or otherwise, the right to vote on any matter or question with respect to 15% or more of the then outstanding common stock of the Corporation or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

(C) Present Directors (as defined below) and New Directors (as defined below) cease for any reason to constitute a majority of the Board (and, for purposes of this clause (C), “Present Directors” shall mean individuals who, at the date hereof, were members of the Board and “New Directors” shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation’s stockholders was approved by at least two-thirds (2/3) of the Present Directors and New Directors then in office);

(D) the stockholders of the Corporation approve a plan of dissolution or complete or substantially complete liquidation of the Corporation; or

(E) the consummation of:

(i) any reorganization, restructuring, recapitalization, reincorporation, merger, consolidation or similar form of corporate transaction involving the Corporation (a “Business Combination”) unless, following such Business Combination, (a) all or substantially all of the persons who were the beneficial owners of the common stock of the Corporation and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 85% of the common equity securities and the combined voting power of the voting securities of the entity resulting from such Business Combination (including the Corporation, if it is such resulting entity) outstanding after such Business Combination (including an entity that, as a result of such Business Combination, owns the Corporation or all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of common stock of the Corporation and combined voting power of the voting securities of the Corporation, respectively, outstanding immediately prior to such Business Combination, (b) no “person” or group within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (x) any entity resulting from such Business Combination and (y) any employee benefit plan (or related trust) of any entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or of the combined voting power of the voting securities of the entity resulting from such Business Combination (including the Corporation, if it is such resulting entity) outstanding after such Business Combination (including an entity that, as a result of such Business Combination, owns the Corporation or all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis, either directly or through one or more subsidiaries), except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the common stock of the Corporation and the voting securities of the Corporation, and (c) at least two-thirds of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Board at the earliest of the time of the execution of the initial agreement providing for such Business Combination, the time of the action of the Board approving such Business Combination or, if such approval is required or sought, at the time of action of the stockholders approving such Business Combination; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or a majority of the assets of the Corporation, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale).

Notwithstanding anything contained herein to the contrary, a Change in Control shall not be deemed to occur pursuant to clause (A) or (B) above solely because 15% or more of the then outstanding common stock of the Corporation or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Corporation. For purposes of this definition, references to “beneficial owner” and correlative phrases shall have the same meaning as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters (including when acting as initial purchasers in a private offering) solely for purposes of a distribution or offering shall not be deemed to be “beneficial ownership”), references to “affiliate” and “associates” shall have the same meaning as set forth under the Exchange Act and references to the Exchange Act shall mean the Exchange Act and the rules and regulations thereunder as in effect on the date hereof.

“Claim” shall include any complaint, allegation, charge, petition, appeal, demand, notice, filing, inquiry, investigation, or claim of any kind, whether anticipated, pending, or completed, that commences, alleges a basis to commence or threatens to commence any Proceeding by or before any Governmental Authority or Judicial Authority or that asserts, alleges a basis to assert or threatens to assert any right, breach, default, violation, noncompliance, termination, cancellation or other action or omission that could result in an Expense, Liability or Loss.

“Expenses” shall include any and all costs, expenses and charges (including attorneys’ fees, experts’ fees, court costs, retainers, transcript fees, travel and lodging costs, and duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) of any kind.

“Governmental Authority” shall include any government (including any U.S. Federal, foreign, state, provincial, cantonal, city, municipal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, enforcement, prosecutorial, central bank, self-regulatory, quasi-governmental, taxing, executive or legislative department, commission, body, agency, authority or instrumentality of any thereof.

“Indemnifiable Amounts” shall mean any and all Expenses, Losses and Liabilities arising out of or resulting from any Claim or Proceeding relating to an Indemnifiable Event. “Indemnifiable Expenses,” “Indemnifiable Losses” and “Indemnifiable Liabilities” shall mean such Expenses, Losses and Liabilities, respectively.

“Indemnifiable Event” shall mean any event or circumstance, whether occurring or existing before, on or after the date of this Agreement, related to (i) the fact that the Indemnitee is or was serving as a director, officer, employee, manager, trustee, agent or fiduciary of the Corporation or is or was serving at the request of or for the Corporation as a director, officer, manager, employee, trustee, partner, advisor, consultant, representative, agent or fiduciary of another Person or (ii) anything done or not done by the Indemnitee in any such capacity. “Indemnifiable Event” includes (i) a Claim or Proceeding to enforce the Indemnitee’s rights under this Agreement and (ii) investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in, any Claim or Proceeding in relation thereto.

“Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with Section 3, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Corporation or the Indemnitee within the last five years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements).

“Judicial Authority” shall include any court, arbitrator, special master, receiver, tribunal or other department, commission, body, agency, authority or instrumentality exercising judicial or quasi-judicial authority of any kind.

“Liability” shall include any liability, duty, damage, judgment, settlement payment, responsibility, obligation, assessment, cost, expense, expenditure, charge, fee, penalty, fine, contribution, excise tax, premium or obligation of any kind (including all interest, assessments and other charges paid or payable in respect thereof), whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and regardless of when sustained, incurred or asserted or when the relevant events occurred or circumstances existed.

“Loss” shall include any Liability or any shortage, damage, diminution in value, deficiency or loss of any kind.

“Proceeding” shall include any action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry, appeal, review or other proceeding of any kind involving any Governmental Authority, any Judicial Authority or any other Person.

“Person” shall include an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an employee benefit plan or trust, a union, a group acting in concert, a Judicial Authority, a Governmental Authority or any other entity, enterprise or association of any kind.

“Reviewing Party” shall mean a Person (independent in respect of such matter) selected to review one or more matters within the subject matter of this Agreement. If a Reviewing Party is to be appointed and there has not been a Change in Control, the selection of such Reviewing Party shall be made by the Board (or any appropriate committee of the Board consisting solely of directors). If a Reviewing Party is to be appointed and there has been a Change in Control (other than a Change in Control that has been approved by a majority of the directors who were directors immediately prior to such Change in Control), such Reviewing Party shall be Independent Legal Counsel.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) If the Indemnitee was, is or becomes a party to or witness or other participant in, or was, is or becomes threatened to be made a party to or witness or other participant in, a Claim or Proceeding by reason or arising out, in whole or in part, of an Indemnifiable Event, the Corporation shall indemnify (to the fullest extent permitted by law) the Indemnitee as soon as practicable, but in any event no later than thirty days after written demand is presented to the Corporation, against any and all Indemnifiable Amounts.

(b) If so requested by the Indemnitee, the Corporation shall advance (within five business days after written request is presented to the Corporation) any and all Expenses incurred by the Indemnitee (an “Expense Advance”) by reason or arising out, in whole or in part, of an Indemnifiable Event. The Corporation shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of the Indemnitee or (ii) reimburse the Indemnitee for such Expenses. The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by any Reviewing Party, Independent Legal Counsel, the Board (or any committee of the Board or group of directors), the stockholders (or group of stockholders) or any other Person that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c) Notwithstanding anything contained in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim or Proceeding initiated by the Indemnitee unless (i) the Corporation has joined in, or the Board has authorized or consented to the initiation of, such Claim or Proceeding or (ii) the Claim or Proceeding is one to enforce the Indemnitee’s rights under this Agreement.

(d) The Indemnitee hereby undertakes to repay to the Corporation all Expense Advances made hereunder if it is ultimately judicially determined that the Indemnitee is not entitled to indemnification under applicable law. The Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free. The Indemnitee shall not be required to post a bond or other security for any repayment of Expense Advances that may become due.

(e) If the Indemnitee has commenced or commences Proceedings to secure a determination that the Indemnitee is entitled to indemnification, hereunder or otherwise, any determination made by any Reviewing Party, Independent Legal Counsel, the Board (or any

committee of the Board or group of directors), the stockholders (or any group of stockholders) or any other Person that the Indemnitee is not entitled to indemnification, hereunder or otherwise, shall not be binding and the Indemnitee shall not be required to repay the Corporation under Section 2(d) until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(f) Nothing contained in this Agreement (including the pendency of any review of any matter within the subject matter of this Agreement by any Reviewing Party, Independent Legal Counsel, the Board (or any committee of the Board or group of directors), the stockholders (or any group of stockholders) or any other Person) shall limit, restrict or impair the right, power or authority of the Indemnitee (i) to seek enforcement of this Agreement or exercise of other rights to indemnification or advancement of expenses or (ii) under any directors’ and officers’ liability insurance policies maintained by the Corporation, in each case at any time and from time to time and by any means.

3. Change in Control. If there is a Change in Control and thereafter the Corporation or the Board (or any committee of the Board or group of directors) seeks legal advice with respect to any matter concerning the rights of the Indemnitee to indemnification or advancement of expenses, hereunder or otherwise, or under any directors’ and officers’ liability insurance policies maintained by the Corporation, the Corporation shall seek and rely on legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Corporation (which approval shall not be unreasonably delayed, conditioned or withheld). Any such advice given by such Independent Legal Counsel must be given in writing to the Corporation, with a copy to the Indemnitee. The Corporation shall pay the fees and expenses of such Independent Legal Counsel and shall indemnify it against any and all Expenses, Losses and Liabilities arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Corporation shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee subject to and in accordance with Section 2(b) in connection with any Claim or Proceeding brought by the Indemnitee for (i) indemnification or advancement of expenses, hereunder or otherwise, or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement or recovery, as the case may be.

5. Partial Indemnity and Successful Defense.

(a) If the Indemnitee is entitled to indemnification or advancement of expenses, hereunder or otherwise, for a portion of the Indemnifiable Expenses, Indemnifiable Losses or Indemnifiable Liabilities in respect of a Claim or Proceeding, but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

(b) Notwithstanding anything contained herein to the contrary, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Claim or

Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses in connection therewith.

6. Burden of Proof. In connection with any determination by the Reviewing Party, Independent Legal Counsel, the Board (or any committee of the Board or group of directors), the stockholders (or any group of stockholders) or any other Person as to whether the Indemnitee is entitled to indemnification, hereunder or otherwise, it shall be presumed that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification and the burden of proof shall be on the Corporation to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

7. Reliance and Knowledge. For purposes of this Agreement and all other purposes, the Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation if the Indemnitee’s actions or omissions are taken in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Corporation in the course of their duties, or by committees of the Board, or by any other Person (including legal counsel, accountants and financial advisors) as to matters which the Indemnitee reasonably believes are within such other Person’s competence and who has been selected with reasonable care by or on behalf of the Corporation. In addition, the knowledge, actions and omissions of any director, officer, agent, manager, representative, counsel, accountant, advisor, consultant, partner, trustee, manager, fiduciary or employee of the Corporation or its subsidiaries or other affiliates shall not be imputed to the Indemnitee for purposes of determining the right to indemnification or advancement of expenses, hereunder or otherwise.

8. No Other Presumptions. For purposes of this Agreement and all other purposes, the termination of any Claim or Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party, Independent Legal Counsel, the Board (or any committee of the Board or group of directors), the stockholders (or any group of stockholders) or any other Person to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any of them that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9. Nonexclusivity and Automatic Amendment. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Corporation’s certificate of incorporation or by-laws, under the Law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s certificate of incorporation or by-laws or this Agreement, this Agreement shall automatically and without further action by the Parties be deemed amended to provide for such greater indemnification.

10. Liability Insurance. To the extent the Corporation maintains a policy or policies providing directors’ and officers’ liability insurance, the Corporation shall cause the Indemnitee to be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Corporation.

11. Period of Limitations. No Claim or Proceeding shall be asserted or brought, initiated or commenced by or in the right of the Corporation against the Indemnitee or the Indemnitee’s estate, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of the underlying cause of action, and any cause of action of the Corporation against the Indemnitee shall be extinguished and deemed released unless asserted by the timely filing of a Proceeding within such two-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern; and, provided further that, this Section 11 shall not apply to any “clawback” provision under any applicable securities law or under any applicable incentive or bonus plan or agreement or employment, severance or separation agreement.

12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to commence and prosecute a Proceeding to enforce such rights.

13. No Duplication of Payments. The Corporation shall not be liable to make any payment hereunder to the extent that the Indemnitee has actually received payment (under any insurance policy, provision of the Corporation’s certificate of incorporation or by-laws, or otherwise) of the amounts otherwise payable hereunder.

14. Defense of Claims. The Corporation shall be entitled to participate in the defense of any Claim or Proceeding relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided, that, if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Corporation to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim or Proceeding (including any impleaded parties) include both the Corporation and the Indemnitee and the Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Corporation or (iii) representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm, plus, if applicable, local counsel in respect of any particular Claim or Proceeding) at the Corporation’s expense. The Corporation shall not, without the prior written consent of the Indemnitee (not to be unreasonably withheld, conditioned or delayed), effect any settlement of any Claim or

Proceeding relating to an Indemnifiable Event in respect of which the Indemnitee has had or could have any Expense, Liability or Loss unless (i) such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all Liability on all causes of action that are the subject matter of such Claim or Proceeding and (ii) all such Expenses, Liabilities and Losses will be paid or reimbursed by or for the Corporation without any liability, obligation or responsibility on the part of the Indemnitee. The Indemnitee shall not, without the prior written consent of the Corporation (not to be unreasonably withheld, conditioned or delayed), effect any settlement of any Claim or Proceeding relating to an Indemnifiable Event in respect of which the Corporation has had or could have any liability, obligation or responsibility for any Indemnifiable Amount unless the Indemnitee has in good faith requested security pursuant to Section 15 and such security has not been provided.

15. Security. To the extent requested by the Indemnitee and approved by the Board (such approval not to be unreasonably withheld, delayed or conditioned), the Corporation shall provide security to the Indemnitee for the obligations of the Corporation hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of such the Indemnitee.

16. Specific Performance. The Corporation acknowledges that a breach or threatened breach of this Agreement by it is likely to cause irreparable harm to the Indemnitee and that remedies at law are likely to be inadequate and insufficient to protect the Indemnitee against any such actual or threatened breach. Accordingly, the Corporation agrees to the granting of specific performance, injunctive relief and other equitable remedies in favor of the Indemnitee in the event of any such breach or threatened breach, without proof of actual damages and without the requirement to post any bond or other security. Such performance, relief and remedies shall not be the exclusive remedy for such a breach or threatened breach, but shall be in addition to all other rights and remedies available at law, in equity or otherwise.

17. Notice. All requests and demands required or permitted to be given pursuant to this Agreement shall be given by written notice, shall be transmitted by personal delivery, registered or certified mail (return receipt requested, postage prepaid), nationally recognized courier service, facsimile or email, and shall be addressed to the intended recipient at the address of its principal executive office (in the case of the Corporation) or his principal residence as shown on the records of the Corporation (in the case of the Indemnitee). A Party may designate a new address to which such notices shall thereafter be transmitted by giving written notice to that effect to the other Party. Each notice transmitted in the manner described herein shall be deemed to have been (a) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the mailing label (if transmitted by courier service), the affidavit of the messenger (if transmitted by personal delivery) or the answerback, call back or email receipt (if transmitted by facsimile or email) or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

18. Governing Law and Jurisdiction. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF

THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF DELAWARE TO THE RIGHTS AND DUTIES OF THE PARTIES). Each Party agrees that any proceeding arising out of or relating to this letter agreement or the breach or threatened breach hereof shall be commenced and prosecuted in a court in the State of Delaware. Each Party consents and submits to the exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each Party consents to service of process upon it with respect to any such proceeding by any means by which notices may be transmitted hereunder or by any other means permitted by applicable laws and rules. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

19. Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors (including any successor by reason of a purchase of all or substantially all of the business or assets of the Corporation, by merger or consolidation, or otherwise), assigns, estate, heirs, executors and personal and legal representatives. The Corporation shall cause any successor, by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve in any capacity for or at the request of the Corporation.

20. Entire Agreement and References. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the Parties with respect to the subject matter hereof. As used herein, the words “including” and “include” shall in all cases be deemed to be followed by the phrase “without limitation.”

21. Amendments and Modifications. No addition to, and no cancellation, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, extension, modification or amendment is set forth in a written instrument that expressly states that it adds to, amends, cancels, extend or modifies this Agreement and that is executed and delivered by such Party. No waiver of, or agreement or confirmation under, any provision hereof shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered by a Party. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

22. Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. A facsimile or PDF of an original shall be as effective as delivery of such original.

23. Validity and Severability. If any provision of this Agreement is held to be illegal, invalid or incapable of being enforced, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, such provision or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

24. Headings. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date set forth above.

INDEMNITEE	GRAFTECH INTERNATIONAL LTD.

By:
Signature